CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated October 29, 2010 on the financial statements of Sparrow Growth Fund as of August 31, 2010 and for the periods indicated therein and to the references to our firm in the Prospectuses and the Statement of Additional Information in this Post-Effective Amendment to Sparrow Growth Fund’s Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

December 29, 2010